UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 21, 2025

GULFPORT ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-19514	86-3684669
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

713 Market Drive Oklahoma City, Oklahoma	73114
(Address of principal executive offices)	(Zip code)

(405) 252-4600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GPOR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described in Item 5.07 below, on May 21, 2025, the stockholders of Gulfport Energy Corporation (the “Company”) approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Amendment”) to provide for exculpation of certain officers of the Company as permitted by amendments to Delaware law.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 21, 2025, Gulfport Energy Corporation (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the matters voted upon and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to such matters, were as stated below. The proposals related to each matter are described in the definitive proxy statement for the Annual Meeting (the “Proxy Statement”), which was filed with the Securities and Exchange Commission (“SEC”) on April 2, 2025, and the supplement to the Proxy Statement, which was filed with the SEC on April 15, 2025. All results presented below reflect the voting power of the Company’s common stock, par value $0.0001 per share, and the Company’s Series A Convertible Preferred Stock on an as-converted basis, par value $0.0001 per share.

Proposal 1: Election of Directors

Timothy Cutt, David Wolf, Jason Martinez, Jeannie Powers, David Reganato, John Reinhart and Mary Shafer-Malicki were elected to serve as the Company’s directors until the 2026 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. The results of the vote on Proposal 1 were as follows:

Name of Nominee	For	Against	Withheld	Broker Non-Votes
Timothy Cutt	15,778,542	297,264	18,109	488,076
David Wolf	15,588,537	517,269	18,109	488,076
Jason Martinez	15,899,769	176,069	18,077	488,076
Jeannie Powers	15,833,009	240,124	20,782	488,076
David Reganato	15,604,684	471,122	18,109	488,076
John Reinhart	16,044,631	31,175	18,109	488,076
Mary Shafer-Malicki	15,132,596	943,242	18,077	488,076

Proposal 2: Auditors Ratification Proposal

The Company’s stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2025. The results of the vote on Proposal 2 were as follows:

For	Against	Abstentions	Broker Non-Votes
16,124,525	437,031	20,435	0

Proposal 3: Say-on-Pay Proposal

The Company’s stockholders approved, on an advisory, non-binding basis, the compensation paid to the Company’s named executive officers. The results of the vote on Proposal 3 were as follows:

For	Against	Abstentions	Broker Non-Votes
15,713,088	356,593	24,234	488,076

Proposal 4: Amendment to the Company’s Amended and Restated Certificate of Incorporation

The Company’s stockholders approved the Amendment to provide for exculpation of certain officers of the Company as permitted by amendments to Delaware law. The results of the vote on Proposal 4 were as follows:

For	Against	Abstentions	Broker Non-Votes
14,158,190	1,911,382	24,343	488,076

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.1	Amendment to the Amended and Restated Certificate of Incorporation of Gulfport Energy Corporation.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2025
GULFPORT ENERGY CORPORATION

	By:	/s/ Michael Hodges
Michael Hodges
Chief Financial Officer

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